Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$516,900
Unrealized Gain (Loss) on Market Value of Futures	1,864,170
Dividend Income	776
Interest Income	441
Total Income (Loss)	$2,382,287

Expenses
General Partner Management Fees	$28,643
Professional Fees	13,042
Non-interested Directors' Fees and Expenses	739
NYMEX License Fee	716
Prepaid Insurance Expense	670
Brokerage Commissions	323
Total Expenses	$44,133
Net Income (Loss)	$2,338,154

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/14	$56,623,024
Net Income (Loss)	2,338,154

Net Asset Value End of Month	$58,961,178
Net Asset Value Per Share (1,250,000 Shares)	$47.17

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that,

to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612